SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on June 18, 2012 Walgreen Co. (the “Company” or “Walgreens”) entered into (i) a Purchase and Option Agreement by and among the Company, Alliance Boots GmbH (“Alliance Boots”), a private limited liability company incorporated under the laws of Switzerland and AB Acquisitions Holdings Limited, a private limited liability company incorporated under the laws of Gibraltar jointly controlled by affiliates of Stefano Pessina and Kohlberg Kravis Roberts & Co. L.P. (the “Purchase and Option Agreement”) and (ii) a commitment letter for a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of $3,500,000,000 (the “Commitment Letter”) to be available to fund, in part, the purchase of 45% of the issued and outstanding capital stock of Alliance Boots in the first step transaction contemplated by the Purchase and Option Agreement (the “Initial Share Purchase”) and to pay related fees and expenses. Please refer to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 19, 2012 for additional information regarding the Purchase and Option Agreement and the Commitment Letter.

The Bridge Loan Agreement described below is the definitive documentation relating to the financing contemplated by the Commitment Letter. In addition, the Company concurrently entered into the unsecured revolving credit facility described below and an amendment to its existing 2011 unsecured revolving credit facility described below, in each case, in connection with its commercial paper program.

Bridge Loan Agreement. On July 23, 2012, Walgreens entered into an unsecured 364-Day Bridge Term Loan Agreement dated as of July 23, 2012 (the “Bridge Loan Agreement”) with the lenders party thereto, Goldman Sachs Bank USA (“GS”), as administrative agent, GS and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), as joint lead arrangers (collectively, the “Arrangers”) and joint bookrunners, and Bank of America, N.A. (“BofA”), as syndication agent.

The Bridge Loan Agreement provides Walgreens with the ability to borrow up to $3,500,000,000 to fund, in part, the Initial Share Purchase and to pay related fees and expenses. The availability of the loans under the Bridge Loan Agreement, which have not yet been funded, is subject to the satisfaction (or waiver) of certain conditions set forth therein. The date on which such conditions are satisfied (or waived in accordance with the Bridge Loan Agreement) in connection with the consummation of the Initial Share Purchase is the “Closing Date”. The loans under the Bridge Loan Agreement are to be made in a single borrowing on the Closing Date and will mature and be payable in full on the date that is 364 days after the Closing Date (and if such date is not a business day, then the immediately preceding business day).

Borrowings by the Company under the Bridge Loan Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the reserve adjusted Eurodollar rate, in each case, plus an applicable margin calculated based on the Company’s credit ratings. In no event will the alternate base rate be less than the sum of (i) the one-month British Bankers Association LIBOR Rate plus (ii) 1.0%. The applicable margin will increase by 0.375% on the 90th day, 180th and 270th day after the Closing Date. The Company will also pay to the lenders under this facility certain customary fees, including duration fees and commitment fees.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Bridge Loan Agreement are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Bridge Loan Agreement. The Bridge Loan Agreement requires the Company to apply net cash proceeds of the incurrence of certain indebtedness, certain issuances of equity securities, and certain asset sales received by it to prepay the loans (if such net cash proceeds are received after the Closing Date) or to reduce the commitment under the Bridge Loan Agreement (if such net cash proceeds are received prior to the Closing Date), in each case, subject to certain thresholds and exceptions, as described in the Bridge Loan Agreement.

The Bridge Loan Agreement contains representations and warranties and affirmative and negative covenants, as well as a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first quarter-end after the Closing Date, the ratio of consolidated debt to total capitalization shall (as those terms are defined in the Bridge Loan Agreement) not be greater than 0.50:1.00. The negative covenants in the Bridge Loan Agreement include, among other things, the following limitations (subject to certain exceptions and thresholds as described therein):

•

limitations on the Company’s or any of its material subsidiary’s (as defined in the Bridge Loan Agreement) ability to restrict any material subsidiary from entering into agreements that prohibit or restrict its ability to pay cash dividends or make other distributions with respect to its equity;

•

limitations on the incurrence of priority debt (as defined in the Bridge Loan Agreement), excluding capitalized lease obligations incurred in connection with a sale and leaseback transaction, in excess of a priority debt cap equal to 10% of the Company’s total tangible assets (as defined in the Bridge Loan Agreement) on the date of determination (which cap is subject to increase under certain circumstances following the exercise by the Company or one or more of its subsidiaries of the option set forth in the Purchase and Option Agreement to purchase the remainder of the issued and outstanding capital stock of Alliance Boots and one of its affiliates not already owned by the Company or its subsidiaries following consummation of the Initial Share Purchase);

•

limitations on the ability of the Company to enter into any merger or consolidation in which the Company is not the surviving person (unless the surviving person is a domestic entity that expressly assumes the Company’s obligations under the Bridge Loan Agreement and no default or unmatured default (as those terms are defined in the Bridge Loan Agreement) shall exist and be continuing immediately after giving effect to such transaction);

•	limitations on the ability of the Company and its subsidiaries to lease, sell or otherwise dispose of their respective property;

•	limitations on the ability of the Company and its subsidiaries to create, incur or suffer to exist liens on their respective property;

•	limitations on the ability of the Company to declare or pay any special dividends, or make any other extraordinary distributions to shareholders; and

•

limitations on the ability of the Company and its subsidiaries to permit any modification, consent, amendment or waiver to the Purchase and Option Agreement in a manner materially adverse to the lenders unless the Arrangers have provided their written consent thereto.

In addition, the Bridge Loan Agreement contains an affirmative covenant requiring the Company to use all commercially reasonable efforts following the Closing Date to refinance the loans under the Bridge Loan Agreement as promptly as reasonably practicable.

The Bridge Loan Agreement also contains various events of default (subject to grace periods, as applicable) including among others: nonpayment of principal, interest, or fees when due; breach of covenant; payment default on, or other default under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; a change of control (as defined in the Bridge Loan Agreement); and the invalidity or unenforceability of the Bridge Loan Agreement or any note issued in accordance therewith.

Revolving Credit Agreement. On July 23, 2012, concurrently with the execution and delivery of the Bridge Loan Agreement, the Company entered into a Credit Agreement (the “Revolving Credit Agreement”) with the lenders party thereto, BofA, as administrative agent and a letter of credit issuer, MLPFS and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers, and Wells Fargo Bank, National Association, as syndication agent and a letter of credit issuer. The Revolving Credit Agreement, which replaces the Company’s $600 million five-year senior unsecured revolving credit facility that was due to expire on August 13, 2012, is a five-year $850 million senior unsecured revolving facility, $200 million of which is also available for the issuance of letters of credit. The issuance of letters of credit reduces the aggregate amount otherwise available under the Revolving Credit Agreement for the making of revolving loans. Under specified circumstances, the commitments under the Revolving Credit Agreement can be increased to up to $1.15 billion in the aggregate.

The ability of Company to request the making of revolving loans or issuance of letters of credit under the Revolving Credit Agreement is subject to the satisfaction (or waiver) of certain conditions set forth therein. Subject to the terms of the Revolving Credit Agreement, the Company may borrow, repay and reborrow revolving loans at any time prior to the earlier of (a) July 23, 2017 and (b) the date of termination in whole of the lenders’ commitments under the Revolving Credit Agreement in accordance with the terms thereof.

Borrowings by the Company under the Revolving Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the reserve adjusted Eurodollar rate, in each case, plus an applicable margin calculated based on the Company’s credit ratings. In no event will the alternate base rate be less than the sum of (i) the one-month British Bankers Association LIBOR Rate plus (ii) 1.0%. The Company will also pay to the lenders under the Revolving Credit Agreement certain customary fees, including a facility fee on the daily amount of each lender’s commitment (regardless of usage), calculated based on the Company’s credit ratings.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Revolving Credit Agreement are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Revolving Credit Agreement.

The Revolving Credit Agreement contains representations and warranties, affirmative, negative, and financial covenants, and events of default substantially similar to those contained in the Bridge Loan Agreement.

Amendment to Existing Credit Agreement. On July 23, 2012, concurrently with the execution and delivery of the Bridge Loan Agreement and the Revolving Credit Agreement, the Company entered into the Second Amendment to Credit Agreement (the “Amendment Agreement”) to its existing $500 million senior unsecured revolving credit facility due to expire on July 20, 2015 (as amended by the Amendment Agreement, the “Existing Credit Agreement”), by and among the Company, the lenders party thereto, BofA, as administrative agent and a letter of credit issuer, and Wells Fargo Bank, National Association, as a letter of credit issuer. The Amendment Agreement modifies the Existing Credit Agreement to more closely align certain of its terms and conditions with those in the Revolving Credit Agreement and Bridge Loan Agreement described above.

The Existing Credit Agreement allows for the issuance of up to $250 million in letters of credit. The issuance of letters of credit reduces the aggregate amount otherwise available under the Existing Credit Agreement for the making of revolving loans. Under specified circumstances, the commitments under the Existing Credit Agreement can be increased to up to $700 million in the aggregate.

The ability of the Company to request the making of revolving loans or issuance of letters of credit under the Existing Credit Agreement is subject to the satisfaction (or waiver) of certain conditions set forth therein. Subject to the terms of the Existing Credit Agreement, the Company may borrow, repay and reborrow revolving loans at any time prior to the earlier of (a) July 20, 2015 and (b) the date of termination in whole of the lenders’ commitments under the Existing Credit Agreement in accordance with the terms thereof.

Borrowings by the Company under the Existing Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the reserve adjusted Eurodollar rate, in each case, plus an applicable margin calculated based on the Company’s credit ratings. In no event will the alternate base rate be less than the sum of (i) the one-month British Bankers Association LIBOR Rate plus (ii) 1.0%. The Company will also pay to the lenders under the Existing Credit Agreement customary fees, including a facility fee on the daily amount of each lender’s commitment (regardless of usage), calculated based on the Company’s credit ratings.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Existing Credit Agreement are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Existing Credit Agreement.

The Existing Credit Agreement contains representations and warranties, affirmative, negative, and financial covenants, and events of default substantially similar to those contained in the Revolving Credit Agreement.

*  *  *  *  *

The foregoing descriptions of the Bridge Loan Agreement, the Revolving Credit Agreement, the Amendment Agreement, and the Existing Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Bridge Loan Agreement, the Revolving Credit Agreement, and Amendment Agreement (to which the Existing Credit Agreement is attached as an exhibit), attached hereto as Exhibits 10.1 through 10.3, respectively, and incorporated herein by reference.

Many of the lenders under the Bridge Loan Agreement, the Credit Agreement and the Existing Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Walgreens and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The representations, warranties and covenants of each party set forth in the agreements described in this Form 8-K have been made only for purposes of, and were and are solely for the benefit of the parties to, the applicable agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, certain representations and warranties were made only as of the date of the applicable agreement or such other date as is specified in the agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the applicable agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, such agreements are included with this filing only to provide investors with information regarding the terms of those agreements, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses. These agreements should not be read alone, but should instead be read in conjunction with the periodic and current reports and statements that the Company files with the Securities and Exchange Commission.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit	Description

10.1	364-Day Bridge Term Loan Agreement, dated as of July 23, 2012, among Walgreen Co., the lenders party thereto, and Goldman Sachs Bank USA, as administrative agent

10.2	Credit Agreement, dated as of July 23, 2012, among Walgreen Co., the lenders party thereto, Bank of America, N.A., as administrative agent and a letter of credit issuer, and Wells Fargo Bank, National Association, as a letter of credit issuer

10.3	Second Amendment to Credit Agreement, dated as of July 23, 2012, by and among Walgreen Co., the lenders party thereto, Bank of America, N.A., as administrative agent and a letter of credit issuer and Wells Fargo Bank, National Association, as a letter of credit issuer (including the Credit Agreement, dated as of July 20, 2011, as amended by such Second Amendment to Credit Agreement, as an exhibit thereto)

Cautionary Note Regarding Forward-Looking Statements

Statements in this report that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including: the ability to satisfy the closing conditions of, and consummate, the proposed transactions under the Purchase and Option Agreement or Walgreens’ financing agreements on a timely basis or at all, the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase and Option Agreement or Walgreens’ financing agreements, our ability to consummate the financing arrangements referred to above or Walgreens’ other financing agreements, our ability to timely arrange for and consummate permanent financing on acceptable terms, risks that the proposed transactions disrupt plans and operations of either Walgreens or Alliance Boots, our ability to realize anticipated synergies, our ability to achieve anticipated financial results, the amount of costs, fees, expenses and charges incurred by Walgreens and Alliance Boots related to the transaction, the risks associated with international business operations, the risks associated with governance and control matters, whether the option to acquire the remainder of the Alliance Boots equity interest will be exercised, changes in vendor, payer and customer relationships and terms, changes in network participation and other factors described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as amended, each of which is incorporated herein by reference and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: July 26, 2012	By:	/s/ Thomas J. Sabatino, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary